UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 5, 2012, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership (the “Partnership”), entered into a definitive agreement (the “Purchase Agreement”) with Royal Purple, Inc., a Texas corporation (“Royal Purple”), and the shareholders of Royal Purple (the “Sellers”), pursuant to which Royal Purple will be converted into a Delaware limited liability company and Calumet will acquire 100% of the membership interests in Royal Purple at closing. Under the Purchase Agreement, Calumet will acquire Royal Purple (the “Royal Purple Acquisition”) for an aggregate cash purchase price of $308 million, plus the value of inventories and certain other working capital of Royal Purple at closing, in each case calculated in accordance with Royal Purple’s audited financial statements and consistent with its past practices. As of April 30, 2012, the estimated value of such inventories and certain other working capital was approximately $25 million. The purchase price is also subject to other customary purchase price adjustments. The Partnership intends to finance the Royal Purple Acquisition through a combination of cash on hand (including a portion of the approximately $149 million of net proceeds from its common unit offering completed in May 2012), borrowings under its senior secured revolving credit facility and, subject to market conditions, other potential long-term debt financing. Calumet’s obligation to consummate the Royal Purple Acquisition is not conditioned upon the receipt of financing. The Royal Purple Acquisition is expected to close by the middle of July 2012, subject to customary closing conditions and regulatory approvals.

Calumet, Royal Purple and the Sellers have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement, including the agreement by Royal Purple, subject to certain exceptions, to conduct its business in the ordinary course, to use reasonable efforts to preserve its business organization (except with respect to its conversion from a Texas corporation into a Delaware limited liability company, as discussed above) and to refrain from engaging in certain activities during the period from the execution of the Purchase Agreement to the closing of the Royal Purple Acquisition. The consummation of the Royal Purple Acquisition is subject to the satisfaction of customary closing conditions, including, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of specified third-party and governmental consents and approvals, the absence of legal impediments prohibiting the Royal Purple Acquisition and the absence of a material adverse effect on the business, assets, liabilities or results of operations or condition of Royal Purple. The Purchase Agreement provides that the closing will occur as soon as possible after satisfaction or waiver of all conditions to closing. There is no assurance that all of the conditions to the consummation of the Royal Purple Acquisition will be satisfied.

The Purchase Agreement contains certain customary termination rights for both Calumet and the Sellers, including, among others, the right of either party to terminate the Purchase Agreement if, subject to certain exceptions, the Royal Purple Acquisition is not consummated by July 31, 2012. In the event of a termination of the Purchase Agreement, neither Calumet nor the Sellers will be required to pay a termination fee. However, in the event either party terminates the Purchase Agreement because of a breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach.

The foregoing description of the Purchase Agreement provides only a summary of the Purchase Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and is qualified in its entirety by, reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 6, 2012, the Partnership issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements include, without limitation, the estimated value of Royal Purple’s inventories and other working capital, satisfaction of the conditions to the closing of the Royal Purple Acquisition and the possibility that the Royal Purple Acquisition will not close; timing of the completion of the proposed Royal Purple Acquisition; and the Partnership’s plans for financing the Royal Purple Acquisition. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While the Partnership believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that the Partnership currently anticipates. All subsequent written and oral forward-looking statements concerning the Partnership, Calumet, Royal Purple, the proposed transactions or other matters, and attributable to the Partnership, Calumet or Royal Purple or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events.

For the year ended December 31, 2011, Royal Purple generated net sales of approximately $109.5 million, EBITDA of approximately $28.3 million and Adjusted EBITDA of approximately $28.4 million.

The historical financial statements of Royal Purple and the pro forma financial statements for the Royal Purple Acquisition are not included in this Current Report on Form 8-K. These financial statements will be provided in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

Non-GAAP Financial Measures

The Partnership includes in this Current Report on Form 8-K the non-GAAP financial measures EBITDA and Adjusted EBITDA of Royal Purple and provides a reconciliation of EBITDA of Royal Purple and Adjusted EBITDA of Royal Purple to net income of Royal Purple, the most directly comparable financial performance and liquidity measure calculated and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA are used as a supplemental financial measures by the Partnership’s management and by external users of the Partnership’s financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of the Partnership’s assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of the Partnership’s assets to generate cash sufficient to pay interest costs and support the Partnership’s indebtedness;

•	the Partnership’s operating performance and return on capital as compared to those of other companies in the Partnership’s industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

The Partnership believes that EBITDA and Adjusted EBITDA are useful to analysts and investors as they exclude transactions not related to the core cash operating activities. The Partnership believes that excluding these transactions allows investors to meaningfully trend and analyze the performance of the core cash operations.

The Partnership defines EBITDA for any period as net income plus interest expense (including debt issuance and extinguishment costs), taxes and depreciation and amortization.

The Partnership defines Adjusted EBITDA for any period as: (1) net income (loss) plus (2)(a) interest expense; (b) income taxes; (c) depreciation and amortization; (d) unrealized losses from mark to market accounting for hedging activities; (e) realized gains under derivative instruments excluded from the determination of net income (loss); (f) non-cash equity based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (g) debt refinancing fees, premiums and penalties and (h) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark to market accounting for hedging activities; (b) realized losses under derivative instruments excluded from the determination of net income and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.

EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating income or any other measure of financial performance presented in accordance with GAAP. In evaluating performance as measured by EBITDA and Adjusted EBITDA, management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Moreover, the Partnership’s definition of EBITDA and Adjusted EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA and Adjusted EBITDA in the same manner.

The following table presents a reconciliation of net income of Royal Purple to EBITDA of Royal Purple and Adjusted EBITDA of Royal Purple.

Reconciliation of Net Income of Royal Purple to EBITDA of Royal Purple and Adjusted EBITDA of Royal Purple:	Year Ended December 31, 2011 (in thousands)
Net income	$26,929
Add:
Interest expense, net	184
Depreciation and amortization	1,057
Income tax expense	162

EBITDA	$28,332

Add:
Non-cash equity-based compensation and other non-cash items	50

Adjusted EBITDA	$28,382

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Unit Purchase Agreement, dated as of June 5, 2012, by and among Calumet Lubricants Co., Limited Partnership, Royal Purple, Inc. and the shareholders of Royal Purple named therein.

99.1	Press release of Calumet Specialty Products Partners, L.P., dated June 6, 2012, regarding execution of the Purchase Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its general partner

Date: June 7, 2012	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

2.1	Unit Purchase Agreement, dated as of June 5, 2012, by and among Calumet Lubricants Co., Limited Partnership, Royal Purple, Inc. and the shareholders of Royal Purple named therein.

99.1	Press release of Calumet Specialty Products Partners, L.P., dated June 6, 2012, regarding execution of the Purchase Agreement.